Exhibit 99.1

NEWS RELEASE	Contact:
Meghan Lublin
For immediate release	Corporate and Investor Communications
August 31, 2010	(703) 854-0299

Sunrise Senior Living to Receive $50 Million from HCP for 27 Management Contracts

Settles HCP Litigation

Enters into 14th Amendment to Credit Facility Extending Maturity Date to December 2, 2011

Completes Sale of Eight Communities in Germany

MCLEAN, Va., Sunrise Senior Living, Inc. (NYSE: SRZ) announced today that it has entered into a settlement and restructuring agreement with HCP, Inc. and certain of its affiliates to, among other things, transition Sunrise from management of 27 HCP-owned senior living communities for an aggregate cash payment of $50 million to Sunrise, and to settle the lawsuits between the Company and HCP pending in Virginia and Delaware. In connection with the settlement and restructuring agreement, Sunrise made a $15 million principal repayment of its bank credit facility and entered into a 14th amendment to its credit agreement extending the maturity date to December 2, 2011. Outstanding consolidated debt under the Company’s bank credit facility after the $15 million payment is $8.4 million, down from $95 million at December 31, 2008.

In addition, Sunrise announced today that it had completed the previously announced sale of eight of the Company’s nine German assisted living facilities to GHS Pflegeresidenzen Grundstucks GmbH and Prudential Real Estate Investors (operating on behalf of investors in a fund managed by its Munich-based business, TMW Pramerica Property Investment GmbH).

“We are very pleased with the agreement with HCP as it brings Sunrise additional capital that will be used to fulfill many of our financial obligations – and it puts to rest the HCP litigation while paving a path toward a new, positive relationship. These are two very important steps that strengthen Sunrise,” said Mark Ordan, Sunrise’s chief executive officer. “We have stated our need to refinance the company, and this deal goes a long way toward that goal. While we continue to pursue balance sheet-enhancing transactions, including asset sales, we do not foresee a need to sell additional community management portfolios. We are, of course, also pleased to complete the previously announced sale of eight German communities to Pramerica.”

Under the settlement agreement, Sunrise received $40 million on August 31, 2010, the effective date of the agreement, and expects to receive $10 million in subsequent installments payable on the earlier of the completion of transitioning, on a portfolio-by-portfolio basis, the 27 senior living communities to a new manager or, subject to Sunrise’s compliance with certain transition obligations, 12 months after the effective date. It is Sunrise’s understanding that Emeritus Corporation will assume management of many of the transitioning communities.

In addition to the pay down of the credit facility, Sunrise has agreed to use portions of the proceeds from this transaction to pay down various other debt obligations. Sunrise will also pay down its Chevy Chase loan by $5 million for a one-year extension, its Wells Fargo land loan by $5 million for a one-year extension and its Wells Fargo construction loan by $15 million to make the loan non-recourse and extend the loan to June 2013. Sunrise will use the $10 million in subsequent installments, if and as received, to repay any outstanding amounts under the Company’s bank credit facility on or prior to the one-year anniversary of the HCP transaction.

Sunrise and HCP will also negotiate to restructure the leasing and management agreements of up to 35 other senior living communities pursuant to the REIT Investment Diversification and Empowerment Act of 2007. Any such restructuring will not have a net adverse economic impact on Sunrise.

Following the transition of the 27 senior living communities to new operators, which is expected to occur within the next 12 months, Sunrise will continue to manage up to 48 communities on behalf of HCP. Additional details on these announcements can be found in the Company’s Form 8-K, which will be filed with the Securities and Exchange Commission on or about September, 6, 2010.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 35,000 people. As of June 30, 2010, Sunrise operated 356 communities in the United States, Canada, Germany and the United Kingdom, with a combined unit capacity of approximately 35,400 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the Sunrise is unable to settle the remaining claims with respect to its German subsidiaries; the risk that the Company is not able to sell the North American properties mortgaged pursuant to the restructure transactions; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the restructure transactions; changes in the Company’s anticipated cash flow and liquidity; the Company’s ability to maintain adequate liquidity to operate its business and execute its restructuring; the Company’s ability to obtain waivers, cure or reach agreements with respect to defaults under the Company’s loan, joint venture and construction agreements; the risk that a group of the Company’s creditors, acting together, could force the Company into an involuntary bankruptcy proceeding; the Company’s ability to sell its German communities within a reasonable time period; the

Company’s ability to refinance extend the maturity of or otherwise repay its bank credit facility due in 2010 and other debt due in 2010 and/or raise funds from other sources; the Company’s ability to achieve anticipated savings from the Company’s cost reduction initiatives; the outcome of the U.S. Securities and Exchange Commission’s investigation; the outcome of the IRS audit of the Company’s tax returns for the tax years ended December 31, 2005, 2006, 2007 and 2008; the Company’s ability to continue to recognize income from refinancings and sales of communities by ventures; risk of changes in the Company’s critical accounting estimates; risk of further write-downs or impairments of the Company’s assets; risk of future obligations to fund guarantees and other support arrangements to some of the Company’s ventures, lenders to the ventures or third-party owners; risk of declining occupancies in existing communities or slower than expected leasing of new communities; risk resulting from any international expansion; development and construction risks; availability of financing for development, including construction loans as to which we are in default; risks associated with past or any future acquisitions; compliance with government regulations; risk of new legislation or regulatory developments; the risk that some of the Company’s management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; business conditions and market factors that could affect occupancy rates at and revenues from the Company’s communities and the value of the Company’s properties generally; competition and our response to pricing and promotional activities of our competitors; changes in interest rates; unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; risks associated with the ownership and operation of assisted living and independent living communities; and other risks detailed in the Company’s 2009 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in the Company’s Form 10-Q filings or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.